                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                                February 6, 1996


                 CAPITAL REALTY INVESTORS-IV LIMITED PARTNERSHIP
   --------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    Maryland
   --------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


          0-13523                                 52-1328767
-------------------------               ----------------------------------
(Commission File Number)                (IRS Employer Identification No.)


11200 Rockville Pike, Rockville, Maryland              20852
-----------------------------------------    ----------------------------
(Address of principal executive offices)             (Zip Code)


                                 (301) 468-9200
   --------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
          -----------------------------------

     On May 22, 1992 and March 1, 1994, the local general partners of Clearfield Hills I Limited Partnership (Clearfield I) and New Village Apartments North (Village Apartments North), respectively, filed notices of intent to participate under the Low Income Housing Preservation and Resident Home Ownership Act of 1990 (LIHPRHA). This program may provide incentives to owners of multifamily housing who commit to operate their properties as low to moderate-income housing permanently and who have participated under specific federal subsidy programs (Section 236 or Section 221(d)(3)) for at least 18 years. Incentives available under the LIHPRHA program include selling the property to qualified buyers.

     On February 6, 1996, the local general partners of Clearfield I sold the property, a 100-unit apartment project located in Clearfield, Utah, under the LIHPRHA program to Community Housing Services-Clearfield Hills Limited Partnership, a non-profit entity. The sale of the property generated net cash proceeds to Capital Realty Investors-IV Limited Partnership (the Partnership) of approximately $439,000. The proceeds were net of $1.9 million used to retire, at a slight discount, the Partnership's purchase money note obligation with respect to the property.

     Also, on February 6, 1996, the local general partners of Village Apartments North sold the property, a 92-unit apartment project located in Salt Lake City, Utah, under the LIHPRHA program to Community Housing Services-New Village Apartments North Limited Partnership, a non-profit entity. The sale of the property generated net cash proceeds to the Partnership of approximately $598,000. The proceeds were net of $1.396 million used to retire, at a discount, the Partnership's purchase money note obligation with respect to the property.

     The Managing General Partner intends to retain all of the Partnership's net sale proceeds from Clearfield I and Village Apartments North for the possible repayment, prepayment or purchase of the Partnership's outstanding purchase money notes related to other Local Partnerships. The General Partner of the Partnership and/or its affiliates will not receive any fees relating to the sales of Clearfield I and Village Apartments North.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Capital Realty Investors-IV Limited
                                     Partnership
                                   (Registrant)

                              By:  C.R.I., Inc., General Partner



February 26, 1996                  /s/ Richard J. Palmer
------------------            By:  --------------------------------------
Date                               Richard J. Palmer
                                   Senior Vice President









































                                       -3-